UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2010 (June 30, 2010)

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2010, Rex Energy Corporation (the “Company”), through its wholly owned subsidiary, Rex Energy Rockies, LLC, a Delaware limited liability company (“Rex Rockies”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Duncan Oil Partners, LLC, a Colorado limited liability company (“Duncan”), pursuant to which Rex Rockies agreed to purchase from Duncan all of its right, title and interest in and to certain oil and gas leases covering approximately 26,900 gross (18,700 net) acres located in the DJ Basin in Laramie County, State of Wyoming. Under the terms of the Purchase Agreement, Rex Rockies agreed to pay Duncan a purchase price equal to $1,000 per net leasehold acre conveyed at closing, for a total purchase price of approximately $18.7 million. The Purchase Agreement provides that at closing the purchase price may be adjusted upwards or downwards based upon the final number of net leasehold acres being conveyed by Duncan to Rex Rockies following Rex Rockies’ title review of the oil and gas leases and related assets. Pursuant to the Purchase Agreement, Rex Rockies agreed to pay Duncan approximately $1.9 million to serve as a deposit to be credited toward payment of the purchase price at the closing, which was paid by Rex Rockies concurrently with the execution of the Purchase Agreement.

Each of Rex Rockies and Duncan has made customary representations, warranties, covenants and agreements in the Purchase Agreement and the closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction by Rex Rockies and Duncan of certain customary closing conditions. Subject to the satisfaction of the closing conditions set forth in the Purchase Agreement, the closing is scheduled to occur on July 30, 2010. The Purchase Agreement provides that either party may terminate the agreement if the closing does not occur on or prior to August 17, 2010.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 30, 2010, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated June 28, 2010 by and between Rex Energy Rockies, LLC and Duncan Oil Partners, LLC.*

99.1	Press release dated June 30, 2010.

*	The Purchase Agreement contains schedules and exhibits that have not been provided in Exhibit 10.1. The registrant will furnish supplemental copies of the schedules and exhibits that are omitted from Exhibit 10.1 to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: July 7, 2010	By:	/S/ BENJAMIN W. HULBURT
Benjamin W. Hulburt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated June 28, 2010 by and between Rex Energy Rockies, LLC and Duncan Oil Partners, LLC.*

99.1	Press release dated June 30, 2010.

*	The Purchase Agreement contains schedules and exhibits that have not been provided in Exhibit 10.1. The registrant will furnish supplemental copies of the schedules and exhibits that are omitted from Exhibit 10.1 to the Commission upon request.

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